Exhibit 99.2

Filed by BBCN Bancorp, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: BBCN Bancorp, Inc.

SEC Registration Statement No.: 000-50245

A Combination of the Top Two Commercial Lenders Creating the Only Super Regional Korean-American Bank in the U.S.
A STRATEGIC MERGER OF EQUALS
BBCNBank WILSHIRE BANK
Employee Fact Sheet
Combined Company Profile (pro forma  9/30/2015)
Only Super Regional Korean-American Bank - Will be nearly 3X the size of the next largest niche peer and 35% larger than the aggregate asset size of all other Korean-American banks combined
Solidified Stature as the Premier Korean-American Bank - Only Nationwide
Platform with full banking services available in all of the top major geographic markets with sizeable Asian-American communities in the U.S.
7th Largest Publicly Traded Bank Headquartered in California
Stronger Competitive Position combining the Top 2 Lenders in the market
Top 10 SBA lender nationwide pro forma SBA fiscal year ended 9/30/2015
Unparalleled opportunity to cross-sell most comprehensive offering of products and services
Unrivaled Leadership among Korean-American Banks
Largest and best originator of SBA loans
Largest and most well established residential lending platform
Most comprehensive offering of cash management services
Only provider of commercial lease financing, bank-issued credit cards, wealth management services
Only bank with presence in Korea
$12.3 billion in assets
$9.6 billion in loans
$10.0 billion in deposits
©2014 Forbes Media LLC. Used with permission.
Forbes 2015
BEST BANKS
IN AMERICA
©2014, Forbes Media LLC. Used with permission.
Forbes 2014
AMERICA’S MOST
TRUSTWORTHY
COMPANIES
BBCN Bank
28 branches in California
8 branches in NY/NJ
4 branches in Washington
9 branches in Illinois
1 branch in Virginia
8 Loan Production Offices
WILSHIRE BANK
22 branches in California
8 branches in NY/NJ
3 branches in Texas
1 branch in Georgia
1 branch in Alabama
6 Loan Production Offices
(4 SBA + 2 Residential Mortgage)
BBCN Bank was named among Forbes list of Best Banks in America in 2013, 2014 and 2015; Wilshire Bank was named among Forbes list of America’s Most Trustworthy Companies in 2014.